EXHIBIT 4.1

CERTIFICATE OF STOCK

Rev: 20230321

PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.

Filing ID: 2019-000861613 WYOMING Certificate : 00057

This certifies that -----**SPECIMEN**-------- is entitled to **50,000,000** shares of the par value of **0.01** each of the common shares of the **PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.** transferable in person or by Attorney only in the books of the Company and upon the surrender of this Certificate. In witness whereof the **PHARMACEUTICAL RESOURCE TECHNOLOGY, INC.** has caused this Certificate to be signed by its Director and Secretary. its Corporate Seal to be hereto affixed at **WYOMING** this **15TH** day of **JANUARY 2025.**

TAN Jack Saa, CEO

LING Hui Eng, Secretary

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All certificates to be transferred must be enclosed with this stock power

The signature to (his assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsoever. The signature of the person executing this power must be guaranteed by an eligible Guarantor Institution such as a Commercial Bank, Trust Company, Securities Broker/Dealer, Credit Union, or Savings Association participating in a Medallion Program approved by the Securities Transfer Association, Inc. No other form of signature guarantee is acceptable.

STOCK POWER

For value received, I/we hereby sell, assign and transfer unto

(Print or Type Name)

(Address of Transferee)

SS# or Tax ID __________________________

Certificate shares of the

(Name of Company)

Represented by certificate number(s) __________________________

The undersigned does (do) hereby irrevocably constitute and appoint Colonial Stock Transfer Company to transfer the said stock on the books of said company with full power of substitution in their premises.

(Must check one) Note: If any cost basis information below is not completed the issuer will be notified and given 2 weeks to provide the data, if the data is not provided the end of the two weeks. the request will not be processed and will be rejected back to the issuer.

Original Cost __________________________	Original Issuance / Purchase Date __________________________

Current Cost tor this transaction __________________________

Gift ___   Purchase/Sell _________ (Includes both Private and Public Purchases)  Compensation________(Include payment for services)

Date __________________________

(Signature of Registered Holder completing the stock power)

(Print Name of' Registered Holder)

(Signature of Joint Registered Holder completing the stock power)

(Print Name of Joint Registered Holder)

(Affix Medallion Signature Guarantee imprint in space to the right)

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